As filed with the Securities and Exchange Commission on June 4, 2015

File No. 001-36863

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

To

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

Cable One, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-3060083
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

210 E. Earll Drive Phoenix, Arizona	85012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(602) 364-6000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.01	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer,

a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,”

“accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Cable One, Inc.

Information Required in Registration Statement

Cross-Reference Sheet Between the Information Statement and Items of Form 10

This Registration Statement on Form 10 incorporates by reference information contained in our Information Statement filed as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement.

Item No.	Caption	Location in Information Statement
1.	Business	See “Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Spin-Off,” “Capitalization,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Where You Can Find More Information”

1A.	Risk Factors	See “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements”

2.	Financial Information	See “Summary,” “Risk Factors,” “Capitalization,” “Selected Historical Financial Data”, “Unaudited Pro Forma Condensed Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

3.	Properties	See “Business—Properties”

4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management”

5.	Directors and Executive Officers	See “Management”

6.	Executive Compensation	See “Management” and “Executive Compensation”

7.	Certain Relationships and Related Transactions, and Director Independence	See “Risk Factors,” “Management” and “Certain Relationships and Related Party Transactions”

8.	Legal Proceedings	See “Business—Legal Proceedings”

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	See “The Spin-Off,” “Dividend Policy,” “Security Ownership of Certain Beneficial Owners and Management” and “Description of Our Capital Stock”

10.	Recent Sales of Unregistered Securities	See “Description of Our Capital Stock”

11.	Description of Registrant’s Securities to be Registered	See “Description of Our Capital Stock”

12.	Indemnification of Directors and Officers	See “Description of Our Capital Stock” and “Certain Relationships and Related Party Transactions—Agreements with Graham—Separation and Distribution Agreement”

13.	Financial Statements and Supplementary Data	See “Summary,” “Selected Historical Financial Data”, “Unaudited Pro Forma Condensed Financial Statements” and “Index to Financial Statements” and the financial statements referenced therein

Item No.	Caption	Location in Information Statement

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None

15.	Financial Statements and Exhibits	(a) Financial Statements See “Unaudited Pro Forma Condensed Financial Statements” and “Index to Financial Statements” and the financial statements referenced therein (b) Exhibits See below

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1*†	Form of Separation and Distribution Agreement between Graham Holdings Company and Cable One, Inc.

3.1†	Form of Amended and Restated Certificate of Incorporation of Cable One, Inc.

3.2†	Form of Amended and Restated By-laws of Cable One, Inc.

10.1*†	Form of Transition Services Agreement between Graham Holdings Company and Cable One, Inc.

10.2†	Form of Tax Matters Agreement between Graham Holdings Company and Cable One, Inc.

10.3*†	Form of Employee Matters Agreement between Graham Holdings Company and Cable One, Inc.

10.4††	Individual Deferred Compensation Arrangement between Cable One, Inc. and Thomas O. Might, dated June 25, 1999.

21.1†	List of subsidiaries of Cable One, Inc.

99.1	Preliminary Information Statement of Cable One, Inc., subject to completion, dated June 4, 2015.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission on a confidential basis upon request.

†	Previously filed on April 17, 2015.

††	Previously filed on May 15, 2015.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 4 to its Registration Statement on Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized.

CABLE ONE, INC.

By:	/s/ Thomas O. Might
	Name:	Thomas O. Might
	Title:	Chief Executive Officer

Dated: June 4, 2015

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1*†	Form of Separation and Distribution Agreement between Graham Holdings Company and Cable One, Inc.

3.1†	Form of Amended and Restated Certificate of Incorporation of Cable One, Inc.

3.2†	Form of Amended and Restated By-laws of Cable One, Inc.

10.1*†	Form of Transition Services Agreement between Graham Holdings Company and Cable One, Inc.

10.2†	Form of Tax Matters Agreement between Graham Holdings Company and Cable One, Inc.

10.3*†	Form of Employee Matters Agreement between Graham Holdings Company and Cable One, Inc.

10.4††	Individual Deferred Compensation Arrangement between Cable One, Inc. and Thomas O. Might, dated June 25, 1999.

21.1†	List of subsidiaries of Cable One, Inc.

99.1	Preliminary Information Statement of Cable One, Inc., subject to completion, dated June 4, 2015.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission on a confidential basis upon request.

†	Previously filed on April 17, 2015.

††	Previously filed on May 15, 2015.